UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 19, 2004
Date of Report (Date of earliest event reported)

Access National Corporation

(Exact name of registrant as specified in its charter)

Virginia	000-49929	82-0545425

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Robert Fulton Drive, Suite 300, Reston, VA 20191

(Address, including zip code, of registrant’s principal executive offices)

(703) 871-2100

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits.

(a) -	Not applicable.

(b) -	Not applicable.

(c) -	Exhibits.

Exhibit 99.1 Press Release, dated July 19, 2004.

Item 9.    Regulation FD Disclosure.

     Access National Corporation announced today that its common stock has been listed on the NASDAQ National Market® under the ticker symbol ANCX. The listing application was not made in conjunction with a public offering. A copy of the press release making this announcement is attached hereto as Exhibit 99.1.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS NATIONAL CORPORATION (Registrant)

Date: July 19, 2004	By:	/s/ Michael W. Clarke

	Name: Title:	Michael W. Clarke President & Chief Executive Officer